Exhibit 99

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. 1350

In connection with the Form 10-K (the “Report”) of Anthony & Sylvan Pools Corporation (the “Company”) for the period ending December 31, 2002, I, Stuart D. Neidus, Chairman and Chief Executive Officer of the Company, certify that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stuart D. Neidus
Stuart D. Neidus Chairman and Chief Executive Officer

Dated: March 28, 2002

In connection with the Form 10-K (the “Report”) of Anthony & Sylvan Pools Corporation (the “Company”) for the period ending December 31, 2002, I, William J. Evanson, Executive Vice President and Chief Financial Officer of the Company, certify that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William J. Evanson
William J. Evanson Executive Vice President and Chief Financial Officer

Dated: March 28, 2002